Exhibit 10(a)

THIRD AMENDMENT

OF THE

STEPAN COMPANY 2000 STOCK OPTION PLAN

WHEREAS, Stepan Company (the “Company”) has established and maintains the Stepan Company 2000 Stock Option Plan, as heretofore amended (the “Plan”);

WHEREAS, the Company has reserved the right to amend the Plan in Section 5.8 by action of the Board of Directors; and

WHEREAS, the Company now desires to amend Section 1.5 of the Plan;

NOW, THEREFORE, BE IT RESOLVED, that effective February 14, 2012, the Plan is amended as follows:

By deleting Section 1.5 of the Plan in its entirety and inserting in lieu thereof the following:

“1.5 Adjustments to Number of Shares Subject to the Plan. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the Plan and outstanding Awards to preserve the benefits or potential benefits of the Plan and the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Option Price of outstanding Stock Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

If the Company is a party to a consolidation, consummation of a merger, or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or persons acting as a group, a sale or transfer of substantially all of the Company’s assets or any similar transaction, then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate. The Committee may take the foregoing actions under subsection 1.5 without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.”

IN WITNESS WHEREOF, the duly authorized officer of the Company has executed this Third Amendment of the Plan on behalf of the Company and has caused its corporate seal to be affixed this 14th day of February, 2012.

ATTEST:	STEPAN COMPANY

By:	By:

Its:	Its: